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                                                                     EXHIBIT 5.1



                         [LETTERHEAD ALSTON & BIRD LLP]



                                  May 6, 1998



Medirisk, Inc.


Two Piedmont Center, Suite 400


3565 Piedmont Road, N.E.


Atlanta, GA 30305-1502



     Re: Registration of 2,875,000 shares of Common Stock of Medirisk, Inc.



Ladies and Gentlemen:



     We have acted as counsel to Medirisk, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 (Registration No. 333-50015) and the amendments thereto (the Registration Statement, as amended, is hereinafter referred to as the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the offer and sale by the Company of up to 2,479,410 shares of its Common Stock, par value $0.01 per share ("Common Stock") and the offer and sale by certain selling stockholders identified in the Registration Statement (the "Selling Stockholders") of up to 395,510 shares of Common Stock. The shares of Common Stock to be sold by the Company are hereinafter referred to as the "Company Securities," and the shares of Common Stock to be sold by the Selling Stockholders are hereinafter referred to as the "Stockholder Securities."



     In connection therewith, we have examined and relied upon the original, or copies certified to our satisfaction, of (i) the Certificate of Incorporation of the Company, as amended, and the Bylaws of the Company, as amended; (ii) the minutes and records of the corporate proceedings of the Company with respect to the issuance by the Company of the Company Securities; (iii) the Registration Statement and all exhibits thereto; (iv) the Underwriting Agreement to be entered into among the Company, the Selling Stockholders, Equitable Securities Corporation, J.C. Bradford & Co. and Jefferies & Company, Inc., as Representatives of the Underwriters named therein (the "Underwriting Agreement"); (v) the form of pricing resolutions to be utilized by the Pricing Committee of the Company's Board of Directors; and (vi) such other documents and instruments as we have deemed necessary for the expression of the opinions contained herein.



     In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof. As to various questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of certain minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials. We have assumed that the Underwriting Agreement will be executed in substantially the same form submitted to us.



     Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion, under the General Corporation Law of the State of Delaware, that (i) the Company Securities, upon receipt by the Company of the full consideration for the Company Securities in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable, and (ii) the Stockholder Securities (upon receipt by the Company of the full consideration for Stockholder Securities to be issued upon the exercise of warrants) will be validly issued, fully paid and nonassessable.

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     We hereby consent to the filing of this opinion with the Securities and
Exchange Commission as an exhibit to the Registration Statement and to the reference to this firm under "Legal Matters" in the Prospectus forming a part of such Registration Statement.



                                          Very truly yours,



                                          ALSTON & BIRD



                                          By:

                                              /s/ Douglas B. Chappell
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                                            Douglas B. Chappell, a Partner